UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2019

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street – 7th Floor

New York, New York 10004

(Address of principal executive offices, including zip code)

(212) 461-2315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TYME	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “the Company,” “we” and “our” refer to Tyme Technologies, Inc., a Delaware corporation, together with its subsidiaries (“Tyme”).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 22, 2019, Tyme held its 2019 Annual General Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders voted on the following matters:

1.	Proposal 1—Election of three Class II directors of the Company:

Nominee	For	Withheld	Broker Non-Votes
Gerald H. Sokol	63,348,062	171,331	20,371,220
Tommy G. Thompson	57,199,663	6,319,730	20,371,220
Timothy C. Tyson	63,345,553	173,840	20,371,220

2.	Proposal 2—Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2020:

For	Against	Abstain
83,515,214	335,582	39,817

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: August 27, 2019	By:	/s/ Ben R. Taylor
Ben R. Taylor, President and Chief Financial Officer